UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2019

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Avenue, Parris Building 34, Navy Yard Plaza Boston, Massachusetts		02129
(Address of Principal Executive Offices)		(Zip Code)

(617) 259-1970

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZIOP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

On July 22, 2019, Ziopharm Oncology, Inc., or the Company, issued an inducement award in the form of an option to purchase 400,000 shares of the Company’s common stock, par value $0.001 per share, to Satyavrat (Sath) Shukla in connection with his appointment as the Company’s Executive Vice President and Chief Financial Officer. The Compensation Committee of the Company’s Board of Directors, or the Compensation Committee, granted the inducement award to Mr. Shukla outside of, but subject to terms generally consistent with, the Company’s 2012 Equity Incentive Plan, as amended, or the 2012 Plan, as a material inducement to Mr. Shukla’s acceptance of employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4).

The inducement award is exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder. The Company intends to file a registration statement on Form S-8 with the Securities and Exchange Commission to register the shares underlying the inducement award.

The disclosure in Item 5.02 of this Current Report on Form 8-K regarding the issuance of the inducement award to Mr. Shukla is incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President and Chief Financial Officer

On July 24, 2019, the Company announced the appointment of Mr. Shukla as the Company’s Executive Vice President and Chief Financial Officer, effective as of July 22, 2019.

Prior to joining the Company, Mr. Shukla, age 47, served in leadership roles at Vertex Pharmaceuticals from July 2012 until July 2019, most recently as Vice President and Head of Corporate Finance, where he led Vertex’s long-range planning, annual budgeting and investor relations analytics processes. Prior to Vertex, Mr. Shukla was a Principal at Cornerstone Research, an economic and financial analysis firm, where he led large, multi-disciplinary teams providing consulting services spanning financial modeling, assessment of product lines and businesses, and evaluation of operating and financial strategy and performance for life science clients. Prior to Cornerstone, he worked for finance consulting firms LECG and Putnam and Hayes & Bartlett. Mr. Shukla earned a BA in Economics from Harvard University and an MBA in Finance and Strategy from Yale University. He also holds the Chartered Financial Analyst designation.

Mr. Shukla does not have a family relationship with any director or executive officer of the Company or person nominated or chosen by the Company to become a director or executive officer, and there are no arrangements or understandings between Mr. Shukla and any other person pursuant to which Mr. Shukla was selected to serve as the Company’s Executive Vice President and Chief Financial Officer. There are no relationships or transactions between Mr. Shukla and the Company that would be required to be disclosed under Item 404(a) of Regulation S-K.

Employment Agreement and Other Compensatory Arrangements

In connection with his appointment as the Company’s Executive Vice President and Chief Financial Officer, the Company and Mr. Shukla entered into an employment agreement, or the Employment Agreement, setting forth the terms of Mr. Shukla’s employment with the Company. The Employment Agreement does not provide for a specified term of employment and Mr. Shukla’s employment is on an at-will basis, subject to the payment of severance in certain circumstances as described below.

Under the Employment Agreement, Mr. Shukla will receive an annual base salary of $390,000, which is subject to review by the Company’s Board of Directors or its Compensation Committee, at least annually. In addition, Mr. Shukla will be eligible to receive an annual performance bonus for each calendar year at the end of which he remains employed by the Company. The target amount of the performance bonus will be equal to 40% of Mr. Shukla’s base salary, with the actual bonus amount for the applicable calendar year to be determined by the Board of Directors or the Compensation Committee.

Under the Employment Agreement, if (i) Mr. Shukla is terminated by the Company for a reason other than death, disability or “Cause” (as defined in the Employment Agreement) or (ii) Mr. Shukla resigns for “Good Reason” (as defined in the Employment Agreement), then Mr. Shukla will be entitled to receive a severance payment equal to nine months of his then-current base salary and payment of the Company’s portion of the contributions for medical and dental insurance coverage for nine months. In the case of a termination for a reason other than death, disability or “Cause,” or resignation for “Good Reason,” in either case that occurs within 90 days prior to and in connection with a “Change of Control” (as defined in the Employment Agreement) or within 18 months after the occurrence of a “Change of Control,” then, in addition to the foregoing severance payments, all unvested restricted stock and stock options held by Mr. Shukla at the time that such termination occurs, including the Inducement Award described below, will be accelerated and deemed to have vested as of his employment termination date and the Company will pay Mr. Shukla the full target amount of his annual performance bonus for the calendar year in which such termination occurs.

As a material inducement to Mr. Shukla’s acceptance of employment with the Company, the Compensation Committee approved the grant to Mr. Shukla of an option to purchase 400,000 shares of the Company’s common stock, or the Inducement Award, with a per share exercise price equal to $5.60, the closing price of the Company’s common stock on the NASDAQ Capital Market on the grant date of July 22, 2019. The Inducement Award has a ten-year term and will vest with respect to 25% of the shares subject to the Inducement Award on the one-year anniversary of the grant date and the remaining 75% of the shares subject to the Inducement Award will vest in equal quarterly installments over the three-year period following the one-year anniversary of the grant date, subject to Mr. Shukla’s continued service with the Company through each relevant vesting date. The Inducement Award is being granted outside of the 2012 Plan but is subject to a stand-alone inducement award option agreement, or the Inducement Award Agreement, with terms generally consistent with the 2012 Plan, as a material inducement to Mr. Shukla’s acceptance of employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4).

The foregoing descriptions of the Employment Agreement and the Inducement Award Agreement are not complete and are qualified in their entireties by reference to the full texts of the Employment Agreement and the Inducement Award Agreement, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and between Ziopharm Oncology, Inc. and Sath Shukla

10.2	Inducement Award Agreement by and between Ziopharm Oncology, Inc. and Sath Shukla

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM ONCOLOGY, INC.

	By:	/s/ Robert Hadfield
Date: July 24, 2019	Name:	Robert Hadfield
	Title:	General Counsel and Secretary